                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
          of the Securities Exchange Act of 1934 (Amendment No.     )

Check the appropriate box:
[_]  Preliminary Information Statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21)
[X]  Definitive Information Statement


                        Global Diamond Resources, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)  Title of each class of securities to which transaction applies:

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  2)  Aggregate number of securities to which transaction applies:

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  3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

      --------------------------------------------------------------------------
  4)  Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------
  5)  Total Fee Paid:
                     -----------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount Previously Paid:

      ---------------------------------------------
  2)  Form, Schedule or Registration Statement No.:

      ---------------------------------------------
  3)  Filing Party:

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  4)  Dated Filed:

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

                        GLOBAL DIAMOND RESOURCES, INC.

                             --------------------

                             INFORMATION STATEMENT

                             --------------------

Introduction

  This Information Statement is furnished by the Board of Directors of Global Diamond Resources, Inc., a Nevada corporation (the "Company"), in connection with a proposed shareholder action by majority written consent ("Shareholder Action") for purposes of approving an amendment to the Company's Articles of Incorporation (the "Amendment") to increase the authorized capital stock of the Company to 100,000,000 shares of common stock, $.0005 par value ("Common Stock"), and 10,000,000 shares of preferred stock, $.001 par value.

Voting Securities

  The effective date of the Shareholder Action is currently set for March 19, 1999. The Board of Directors has fixed the close of business on February 23, 1999 as the record date for the determination of shareholders who are entitled to give consent and receive this Information Statement. The approval of the Amendment will require the written consent of the holders of at least a majority of the outstanding shares of the Company's Common Stock. As of the record date, there were 49,967,328 issued and outstanding shares of Common Stock and approximately 132 holders of record of Common Stock. No meeting of the shareholders is being held in connection with the approval of the Amendment and no proxies or consents are being solicited in connection with this Information Statement.


           This Information Statement is being sent to shareholders
                         on or about February 26, 1999

                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                     ARE REQUESTED NOT TO SEND US A PROXY.


          The date of this Information Statement is February 26, 1999

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


  The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock as of February 26, 1999 by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of Common Stock, (ii) each of the Company's directors and executive officers and (iii) all directors and executive officers as a group.

            Name and Address                       Number of Shares     Percentage Owned
            ----------------                       ----------------     ----------------
Johann de Villiers(1)(2)                               1,727,668               3.4%
Mervyn McCulloch(1)(3)                                 1,428,850               2.8%
Pieter van Wyk(1)(4)                                     600,000               1.2%
John Tyson(1)(5)                                         400,000                (7)
Charles MacDonald(1)(6)                                  387,500                (7)
Abu Bakr Bin Ali Al-Akhdar Mood(8)(10)(11)               100,000                (7)
Said H. Ghachem(8)(10)(9)                                150,000                (7)
Ahmed A. Basodan(11)(12)(13)                             100,000                (7)
Yassin A. Al-Kadi(11)(12)(13)                            100,000                (7)
Matar Abdulla Mohammed Al-Muhairy(11)(14)(15)            100,000                (7)
Amin Koudsi(11)(14)(15)                                  100,000                (7)
International PCM Holdings Limited(8)(16)              9,714,925              18.8%
New Diamond Holdings Limited(12)                       8,571,429              17.2%
LIWA Diamond Company Limited(14)                       8,571,429              17.2%
JB Smith Limited(17)                                   7,086,651              14.2%
All officers and directors as a group                  5,194,018               9.6%
_______________

(1)  Address is 836 Prospect, Suite 2B, La Jolla, California  92037.

(2) Includes 1,542,668 shares of Common Stock underlying immediately exercisable options.

(3) Includes 1,200,000 shares of Common Stock underlying immediately exercisable options.

(4) Includes 600,000 shares of Common Stock underlying immediately exercisable options.

(5) Includes 400,000 shares of Common Stock underlying immediately exercisable options.

(6) Includes 262,500 shares of Common Stock underlying immediately exercisable options.

(7)  Less than one percent.

(8)  Address is P.O. Box 33251, Jeddah 21448, Saudi Arabia.

(9) Includes 150,000 shares of Common Stock underlying immediately exercisable options.

(10) Serves on the Board of Directors of the Company as the nominee of International PCM Holdings Limited.

(11) Includes 100,000 shares of Common Stock underlying immediately exercisable options.

(12) Address is Almahmal Center, 18th Floor, Jeddah, Saudi Arabia.

(13) Serves on the Board of Directors of the Company as the nominee of New Diamond Holdings Limited.

(14) Address is P.O. Box 95, Abu Dhabi, United Arab Emirates.

(15) Serves on the Board of Directors of the Company as the nominee of LIWA Diamond Company Limited.

(16) Includes 1,807,816 shares of Common Stock issuable upon conversion of a Secured Convertible Promissory Note. Does not include 635,566 shares of Common Stock underlying warrants not immediately exercisable.

(17) Address is Parade House, The Parade, Castletown, IM9 1LG, Isle of Man, British Isles.

                           DESCRIPTION OF SECURITIES

Common Stock

  The Company currently is authorized to issue 50,000,000 shares of Common Stock of which, as of the date of this Information Statement, 49,967,328 shares are issued and outstanding and are held by 132 recordholders. No shares of Preferred Stock are issued and outstanding.

  Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting. In the case of certain fundamental matters (such as certain amendments to the Articles of Incorporation, and certain mergers and reorganizations), and in the case of actions taken by written consent, Nevada law and the Company's Bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of Common Stock have no preemptive, conversion, subscription or cumulative voting rights.

                      INCREASE IN AUTHORIZED CAPITAL STOCK

  On January 29, 1999, the Board of Directors declared it advisable and in the best interests of the Company and directed that there be submitted to the shareholders a proposed amendment to Article IV of the Company's Amended and Restated Articles of Incorporation to increase the authorized capital stock of the Company from 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock to 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Board of Directors has fixed the close of business February 23, 1999 as the record date for the determination of shareholders who are entitled to give consent and receive this Information Statement. As of February 23, 1999, 49,967,328 shares of Common Stock were issued and outstanding, and approximately 15,000,000 additional shares of Common Stock were reserved for issuance upon exercise of outstanding options, warrants and convertible notes, including options, that may be granted in the future under the Company's Stock Option Plan.

  The Company is in need of additional authorized shares of Common Stock in order to provide for the issuance of shares upon the exercise of currently outstanding stock options, warrants and convertible notes, including options, that may be granted in the future under the Company's Stock Option Plan. In addition, the Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, convertible debt and equity financing.

  Except for the outstanding stock options, warrants and convertible note, the Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock. However, the Board of Directors believes that if an increase in the authorized number of shares of Common Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives. Management of the Company expects to receive the necessary consents from holders of Common Stock who are directors of the Company or who hold in excess of 5% of the issued and outstanding shares of Common Stock. See, "Common Stock Ownership of Certain Beneficial Owners and Management."

Vote Required

  The approval of the Amendment will require the written consent of the holders of at least a majority of the outstanding shares of the Company's Common Stock.

                                        By Order of the Board of Directors,


                                         /s/  MERVYN McCULLOCH
                                        ----------------------
                                        Mervyn McCulloch,
                                        Secretary

La Jolla, California
February 26, 1999